April 25, 2003

GE Capital Life Assurance Company of New York

200 Old Country Road, Suite 240

Mineola, New York 11501

Re:	GE Capital Life Assurance Company of New York
GE Capital Life Separate Account II
Post-Effective Amendment No. 8 Under the Securities Act of 1933
Post-Effective Amendment No. 19 Under the Investment Company Act of 1940
File Nos. 333-47016; 811-08475

Ladies and Gentlemen:

I have served as Counsel to GE Capital Life Assurance Company of New York and GE Capital Life Separate Account II (the “Separate Account”) in connection with the registration of an indefinite number of securities in the form of Individual Flexible Premium Variable Deferred Annuity Contracts (the “Contracts”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“1933 Act”) and the Investment Company Act of 1940, as amended, (“1940 Act”). I have examined Post-Effective Amendment No. 8 under the 1933 Act and Amendment No. 19 under the 1940 Act to the Registration Statement on Form N-4, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary an appropriate. On the basis of such examination and review, it is my opinion that:

1.	GE Capital Life Assurance Company of New York is a corporation duly organized and validly existing under the laws of the State of New York and is duly authorized to sell and issue the Contracts.

2.	The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the State of New York.

3.	The issuance and sale of the Contracts, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of GE Capital Life Assurance Company of New York in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to issuance thereof by the New York Department of Insurance.

GE Capital Life Assurance Company of New York

April 25, 2003

4.	To the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that GE Capital Life Assurance Company of New York may conduct.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed on Form N-4 for the Contracts and the Separate Account.

Sincerely,

/s/    HEATHER HARKER

Heather Harker

Vice President